UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                    October 1, 2001

DISPLAY TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	0-14427	33-2286268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 McCullough Drive, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code                                 (704) 548-1931

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.        OTHER EVENTS

(a)      The Company has entered into amendments to its loan facility with SouthTrust Bank which extends the due date of the loans thereunder to January 31, 2002. See the Exhibits indexed under Item 7. The present balance of the facility is approximately $9,990,492. During the extension period the Company’s subsidiaries are required to seek purchasers for their respective businesses and such sales are being actively pursued. The total net proceeds of any such sales are required to be applied against the secured loans. Such proceeds are unlikely to exceed the amounts owed to the Company&146;s secured lenders.

(b)       James Taylor, the President and Chief Executive Officer of the Company, has resigned as an officer and director. Bill Lunsford has assumed the office of President in addition to his position of Secretary and Chief Financial Officer. Mr. Lunsford has also been elected a director of the Company.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

	10.158	Amended and Restated Revolving Note*

	10.159	Ad Art Loan Agreement*

	10.160	Forbearance Agreement*

	10.161	Amendment to Forbearance Agreement*

	10.162	Guaranty of Payment*

	10.163	Stock Pledge Agreement*

	10.164	Security Agreement*

	10.165	Amendment to Loan and Security Agreement and Promissory Notes (Ad Art Electronic)*

	10.166	Amendment to Loan and Security Agreement and Promissory Notes (Don Bell Industries)*

	10.167	Second Amendment to Loan and Security Agreement and Promissory Notes (Don Bell Industries)*

	10.168	Third Amendment to Loan and Security Agreement and Promissory Notes (Don Bell Industries)

	10.169	Fourth Amendment to Loan and Security Agreement (Don Bell Industries)*

	10.170	Fifth Amendment to Loan and Security Agreement (Don Bell Industries)*

*   To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DISPLAY TECHNOLOGIES, INC. (Registrant)

By:

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